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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Amendment No. 3 to this Registration Statement of G REIT, INC. on Form S-11 of our report dated January 2, 2002 (except for the third paragraph of Note 2, as to which the date is July 2, 2002) relating to the December 31, 2001 balance sheet of G REIT, INC.


We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
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SQUAR, MILNER, REEHL & WILLIAMSON, LLP


Newport Beach, California
July 2, 2002